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                                                                   Exhibit 10.29

                          MP3.COM SUBMISSION AGREEMENT

                          VERSION 2.3 AS OF MAY 2, 2001

This Agreement describes the legal relationship between you (an individual, representing yourself, or if applicable, acting as legal representative for a group, company or corporation) and MP3.com, Inc., (collectively with our licensees and assignees referred to in this Agreement as "we or "us") the owner and operator of the web pages at or linked to the root URL "www.mp3.com," which may expand or change from time to time (the "Website"). PLEASE READ THIS DOCUMENT CAREFULLY. IF YOU DID NOT CONSENT TO THE MP3.COM SUBMISSION AGREEMENT - VERSION 2.2 ("VERSION 2.2"), BY CLICKING ON THE "I AGREE" BUTTON BELOW, YOU WILL BECOME A PARTY TO, AND WILL BE BOUND BY THIS AGREEMENT WITH RESPECT TO BOTH YOUR PREVIOUSLY AND NEWLY UPLOADED MATERIALS TO THE WEBSITE. IF YOU DO NOT AGREE WITH ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, CLICK ON THE "NO THANKS" BUTTON BELOW. IF YOU DID CONSENT TO VERSION 2.2, UNLESS YOU TERMINATE VERSION
2.2 PRIOR TO MAY 2, 2001, AS PROVIDED THEREIN, THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL REPLACE VERSION 2.2 AND CONSTITUTE A FURTHER UNDERSTANDING BETWEEN YOU AND US. WE MAY MODIFY THIS AGREEMENT FROM TIME TO TIME AS FURTHER DESCRIBED IN SECTION 4.11 BELOW.

This Agreement addresses three (3) different services available on the Website (the "Programs", each a "Program"). Under our STANDARD PROGRAM you supply audio and/or other content to us and allow us to include your material in our database, which we can make freely available over the World Wide Web and through various other means of transmission and distribution. If you are participating in the Standard Program, you will have the option to participate in our DIGITAL AUTOMATIC MUSIC ("D.A.M.") / NETCD PROGRAM by supplying us with one or more audio files, which we can sell on your behalf in the form of audio files residing in our database and in the form of compact discs containing MP3 and Redbook audio files. The third Program in which you will also have the option to participate is our DIGITAL PUBLISHING CHANNEL PROGRAM, by which you supply us with songs or other audio content which we can make available through a paid subscription channel that you create and administer.

The legal terms which apply to the STANDARD PROGRAM, D.A.M. / NETCD PROGRAM AND DIGITAL PUBLISHING CHANNEL PROGRAM ARE DESCRIBED BELOW IN SECTIONS I, II AND III, RESPECTIVELY. One or the other of these Sections may not apply to you. Legal terms applicable to all Programs are described in SECTION IV: GENERAL TERMS.

If you click "I Agree" below, we will give you a URL to access your "Artist Admin Area" located within the Website. The Artist Admin Area contains several useful functions. It provides access to create your free "Artist Page" (described in Section 4.2 below) to which you will post your songs and other materials; the Artist Admin Area gives you tools to upload your material and also provides access to your "Web Stats Page," "Artist Earnings Page," "Channel Admin Page" and "Song Properties Page". The Song Properties Page affords you the ability to designate how your content can be used.


                                    SECTION I
                                STANDARD PROGRAM

1.1 STANDARD CONTENT AND STANDARD MATERIAL. In order to participate in any of the Programs, you must provide us with one or more sound recording(s) of musical composition(s) or other audio and/or audio-visual content to be used by us as described in this Section ("Standard Content"). You will also provide us with other material related to your Standard Content (such as pictures, videos, song lyrics, press reviews, etc.) for our use in connection with the Standard Program (collectively "Standard Material"). Subject to the conditions of this Agreement, unless otherwise designated by you, Standard Content and Standard Material will be listed on your Artist Page and will be enrolled in all of our current and future promotions, including but not limited to "Business Music Service," "Broadcast Radio," "Singles On Demand" and "Promotional CDs" (the "Promotion(s)"). Subject to the terms of each Promotion, you may enroll or withdraw any Standard Content and any Standard Material by utilizing the tools provided in the Artist Admin Area.


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1.2     LICENSE FOR STANDARD CONTENT AND STANDARD MATERIAL. By the act of
        delivering Standard Content and/or Standard Material to us, you grant to us a non-exclusive, royalty-free, worldwide license to: (a) publicly perform, publicly display, broadcast, encode, edit, alter, modify, reproduce, transmit, manufacture, distribute and synchronize with visual images the Standard Content or Standard Material, in whole or in part, alone or in compilation with content provided by third parties, through any medium now known or hereafter devised for the purpose of demonstrating, promoting or distributing your or our products or services; (b) make your Standard Content accessible as audio streams through password-protected accounts such as My.MP3.com (collectively "Secure Accounts"); and (c) use any trademarks, service marks or trade names incorporated in the Standard Content or Standard Material and use the likeness of any individual whose performance or image is contained in the Standard Content or Standard Material in connection with the foregoing. Audio content and corresponding materials enrolled in one or more Promotion(s) (whether or not listed on your Artist Page) shall be considered Standard Content and Standard Material, only to the extent that the operation of such Promotion reasonably shall require us to exercise the rights licensed in this Section.

1.3 TERMINATION OF STANDARD PROGRAM LICENSE. Subject to the provisions contained in Section IV, "Term and Termination" below, you may terminate your license to us with respect to some or all of your Standard Content and Standard Material, at any time by utilizing tools provided in the Artist Admin Area.


                                   SECTION II
                             D.A.M. / NETCD PROGRAM

YOUR PARTICIPATION IN THE D.A.M. / NETCD PROGRAM IS OPTIONAL. If you are participating in the Standard Program, you may participate in the D.A.M. / netCD Program by using the Artist Admin Area tools to designate one or more sound recordings of musical compositions or other audio content ("CD Content") for sale by us in the form of audio files that we add to a purchaser's Secure Account ("netCDs") and, at the purchaser's option, in the form of compact discs that we manufacture and distribute to that purchaser ("D.A.M. CDs"). You will also provide us with other material related to your CD Content (such as CD artwork, liner notes, credits, illustrations, etc.) for our use in connection with the D.A.M. / netCD Program ("CD Material").

2.1 LICENSE FOR CD CONTENT AND CD MATERIAL. By the act of designating Standard Content as CD Content and, if applicable delivering CD Material to us, you grant to us a non-exclusive, worldwide license to: (a) publicly perform, publicly display, broadcast, encode, edit, alter, modify, reproduce, transmit, manufacture and distribute the CD Content and CD Material in connection with the sale and promotion of your D.A.M. CDs and netCDs; (b) convert CD Content from MP3 to Redbook format in order to distribute either or both formats on D.A.M. CDs; (c) make copies of CD Content employing any compression technologies selected by us in order to create a database of your CD Content; (d) make your CD Content accessible from the Website to holders of Secure Accounts who have purchased your D.A.M. CDs, netCDs or have otherwise added your CD Content to their Secure Accounts with your permission; and (e) use any trademarks, service marks or trade names incorporated in the CD Content and, if applicable the CD Material and use the name and likeness of any individual whose performance is contained in the CD Content or whose image is portrayed on the CD Material in connection with the promotion, distribution, reproduction and performance of CD Content, D.A.M. CDs and netCDs. We will not include your CD Content on D.A.M. CDs, netCDs, Promotional D.A.M. CDs or on Promotional netCDs in compilation with content provided by others provided such CD Content is not designated for Promotional CD use on the Song Properties Page in your Artist Admin. Area. If you do not specifically designate a work as CD Content only, it shall be considered Standard Content for the purpose of this Agreement.


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2.2     D.A.M. / NETCD ROYALTIES. You will set the selling price for each of your netCDs according to our pricing guidelines; the selling price for the D.A.M. CD version will bear an additional production fee of three dollars and ninety-nine cents ($3.99). We will pay you fifty percent (50%) of the "Net Revenue" (as defined below) we receive from sales of your D.A.M. CDs and netCDs. For the purpose of this Agreement, "Net Revenue" shall mean the gross revenues we actually receive from such sales, less only sales, use, value-added, or similar taxes, the production fee (described above), customs duties, import or export taxes or levies, shipping or freight, and returns.

2.3 TERMINATION OF D.A.M. / NETCD PROGRAM LICENSE. Subject to the provisions contained in Section IV, "Term and Termination" below, you may terminate your license to us with respect to some or all of your CD Content and CD Material, at any time by utilizing tools provided in the Artist Admin Area.


                                   SECTION III
                       DIGITAL PUBLISHING CHANNEL PROGRAM

Standard Program participants also can elect to create a collection of their audio files for streaming and/or digital downloading access by persons ("Subscribers") in exchange for a monthly fee ("Channel").

3.1 CHANNEL AND CHANNEL CONTENT. You can create a Channel through the Channel Admin Page that allows you to title, describe, price and designate audio content for your Channel; such terms are respectively referred to as "Channel Title," "Channel Description," "Subscription Fee" and "Channel Content." You will designate a minimum amount of Channel Content to be accessed through your Channel. From time to time, you may add and/or remove Channel Content to and from your Channel; however, any Channel Content that is removed must be replaced by other audio content that is of similar quality, entirely original and not currently available in your Channel. In other words, until your Channel is canceled (as described below), you shall not reduce the quality or quantity of Channel Content available to a Subscriber at any given time.

3.2 LICENSE GRANT FOR CHANNEL CONTENT. By the act of delivering Channel Content to us, you grant to us the worldwide, non-exclusive right and license to make Channel Content available to Subscribers as audio streams, and if you so elect, as digital downloads and to do all things reasonably required to facilitate the Digital Publishing Channel Program in connection therewith including, without limitation the right to: (a) publicly perform, display, mechanically reproduce, transmit and distribute Channel Content, in whole or in part to Subscribers; (b) make copies of Channel Content employing any compression technologies we select in order to create a database of your Channel Content; (c) make Channel Content accessible as audio streams from the Website to holders of Secure Accounts who have added your Channel Content to their Secure Accounts with your permission; and (d) use your name, trade name and trademarks, the titles of Channel Content, the Channel Title, Channel Description, the name and likeness of any individuals whose performances are contained within the Channel Content in connection with the marketing, sale and promotion of your Channel or the Digital Publishing Channel Program in general.

3.3 SUBSCRIPTION FEE AND ROYALTY. You will set a monthly Subscription Fee according to our pricing guidelines for Subscriber access to your Channel, however, once set, you shall not be permitted to change the Subscription Fee without our prior written consent. Solely with respect to your Channel, we will pay you fifty percent (50%) of the "Net Subscription Fee" (as defined below) we receive during or subsequent to the term of this Agreement. "Net Subscription Fee" shall mean the Subscription Fee actually received by us with respect to a given Channel less any and all sums payable to third parties for the sales or collection of such Subscription Fee.

3.4 CANCELLATION OF CHANNEL. You may notify us of your desire to cancel your Channel at any time following ninety (90) days from the date you created your Channel by removing all Channel


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        Content from your Channel Admin Page. Your Channel and Channel Content will remain accessible to Subscribers for a period of thirty (30) days following cancellation. Subject to the provisions contained in Section IV, "Term and Termination" below, upon cancellation of your Channel, all of our licensed rights to your Channel Content shall terminate, except that we retain those rights necessary for us to maintain your Channel for the period of time described in this Section.

                                   SECTION IV
                                  GENERAL TERMS

The following terms apply to the Standard Program, the DAM / netCD Program and the Digital Publishing Channel Program:

4.1 PAYBACK FOR PLAYBACK. With respect to your Standard Content and CD Content, you will be eligible to participate in our Payback for Playback promotion for so long as we continue to make it available to content providers in general. Performances of Channel Content from your Channel shall not qualify for Payback for Playback promotion payment; however, performances of Channel Content from play-lists created within Secure Accounts do qualify. For further information concerning Payback for Playback see: http://www.mp3.com/payback/terms.html.

4.2 CO-BRANDED WEBSITE ON MP3.COM. During the term of this Agreement, we will host on the Website an HTML-formatted page (the "Artist Page") featuring such graphics, photographs and other information as you may upload. For further information concerning Artist Pages, including terms and conditions governing their use, see: http://www.mp3.com/terms/artist_terms.html.

4.3 OWNERSHIP OF COPYRIGHTS. As between you and us, you retain ownership of the copyrights and all other rights in the intellectual property furnished by you for our use hereunder, subject only to the non-exclusive rights granted to us under this Agreement. You are free to grant similar rights to others during and after the term of this Agreement.

4.4 ACCOUNTING. Within sixty (60) days of the close of each quarter during which you qualify to receive payment of Payback for Playback compensation or during which we have received any Subscription Fees with respect to your Channel, or any Net Revenues with respect to your D.A.M. CDs or net CDs, we will send you a check, or if applicable directly deposit such sums, payable in U.S. dollars in the appropriate amount pursuant to the provisions of the "MP3.com Payment Options Terms and Conditions," all provisions of which are incorporated by this reference, see: http://www.mp3.com/terms/epay_terms.html, except if the amount we owe you is less than fifty dollars ($50.00), in which case we will hold the money until either (a) the total cumulative amount we owe you at the end of any particular quarter is greater than fifty dollars ($50.00), or
        (b) we settle such accounts from time to time. We may deduct from any amount payable hereunder such portion thereof as may be required to be deducted under any applicable statute, regulation, treaty or other law in connection with taxation or otherwise, and you shall promptly execute and deliver to us such forms or other documents as may be required in connection therewith. If at the time we make quarterly payments, you have not provided us with all information reasonably requested, including but not limited to legal name, tax identification information and complete mailing address, then we shall hold any sums due to you until the end of first quarterly period during which you have provided us with all such missing information. We agree to keep accurate books and records covering all transactions related to this Agreement. During the one-year (1-year) period following your receipt of payment, you may, at your expense and upon reasonable notice, inspect our records related to that payment at our offices or at a location specified by us, provided that your inspection must not unreasonably interfere with our business. If your inspection reveals that we have underpaid you, we will promptly correct the deficiency. It is understood that we include certain advertising on multiple pages and sections of the Website (including Artist Pages, pages within the Artist Admin Area, pages used by Subscribers, pages within Secure Accounts and pages featuring Channels); no portion of the sums received by us from the sale of such advertising shall be included in the calculation of any sums payable to you hereunder.


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4.5     REPRESENTATIONS AND WARRANTIES. The term "Material" means anything that you submit to us or post on the Website including, but not limited to, Standard Content, Standard Material, CD Content, CD Material, Channel Content, Channel Title and Channel Description, as applicable. You represent and warrant that: (a) except as provided in Sections titled "D.A.M. / netCD Royalties," "Subscription Fee and Royalty," "Payback for Playback" and "Accounting" above, we, our customers and licensees shall not be required to make any payments in respect of the authorized use of your Material, including, without limitation, payments to you, third parties claiming through you or otherwise, music publishers, mechanical rights agents, performance rights societies, persons who contributed to or appear in your Material, your licensors, unions or guilds; (b) you have the full right and power to enter into and perform this Agreement, and have secured all third-party consents, licenses and permissions necessary to enter into and perform this Agreement; (c) the Material does not contain "samples" of any third party's sound recording or musical composition and will not infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights, rights of publicity or privacy, or moral rights; (d) the Material does not and will not violate any law, statute, ordinance or regulation; (e) the Material is not and will not be defamatory, trade libelous, pornographic or obscene; (f) the Material does not and will not contain any viruses or other programming routines that detrimentally interfere with computer systems or data; (g) all factual assertions that you have made and will make to us are true and complete; and (h) you are of legal age of consent in all applicable jurisdictions and, in any event, are at least eighteen (18) years of age. You agree to indemnify and hold us, our licensees and customers harmless from any and all damages and costs, including reasonable attorney's fees, arising out of or related to your breach or alleged breach of the representations and warranties described in this Section. Pending the resolution of a claim arising out of or related to such a breach, we shall have the right to withhold sums due you in an amount consistent with our reasonably anticipated damages and costs. You agree to execute and deliver documents to us, upon our reasonable request, that evidence or effectuate our rights under this Agreement.

4.6 TERM AND TERMINATION. Upon termination of this Agreement, all of our license rights terminate, except that we retain those rights necessary for us to: (a) sell any compact discs or other authorized products which we have produced prior to the date of termination which incorporates your Material; (b) provide perpetual access to Standard Content and Channel Content added to Secure Accounts pursuant to the terms of this Agreement; (c) provide perpetual access to CD Content to holders of Secure Accounts who purchased that CD Content, or with your permission, otherwise added that CD Content to their Secure Accounts; and (d) fulfill the terms and conditions of any Promotion in which you are participating. Subject to the foregoing, we shall use reasonable efforts to discontinue public access to your Material promptly upon termination; however, due to your participation in certain Promotions, your Material may remain accessible to the public for up to ninety (90) days following termination. We may terminate this Agreement with respect to any or all Programs and Promotions, at any time by so notifying you; the Agreement will terminate upon your actual receipt of such notice or three (3) days after we have sent a notice of termination to the email address you supply to us or post such notice in your Artist Admin Area, whichever is sooner. Our obligation to pay sums due you hereunder described in the Section titled "Accounting" shall survive termination. Also, Sections titled "Term and Termination," "Representations and Warranties," "Disclaimer," "Waiver of Certain Damages" and "Miscellaneous" shall survive termination.

4.7 DETERMINING TYPE OF CONTENT. We will implement and maintain reasonable business practices, which enable us to accurately categorize content that you deliver to us. If we make an error in good faith, however (for example, if we erroneously categorize a song that you send to us as Standard Content when in fact you intended it only to be CD Content) and consequently exceed our license rights, your sole and exclusive remedy will be to notify us and we promptly will take all reasonable steps to correct the error.

4.8 NOTIFICATIONS OF INFRINGEMENT. Upon receipt of notice, we will act expeditiously to remove or disable access to any Material claimed to be infringing or claimed to be the subject of infringing


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        activity, and we will act expeditiously to remove or disable access to any reference or link to Material or activity that is claimed to be infringing. Notwithstanding anything contained in this Agreement or in our "Privacy Policy", you expressly consent to our disclosure of your personally identifiable and all other personal information in the event that you or your Material is the subject matter of any such infringement claim.

4.9 DISCLAIMER. THE STANDARD PROGRAM, D.A.M. / NETCD PROGRAM AND DIGITAL PUBLISHING CHANNEL PROGRAM ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR OTHERWISE. WITHOUT LIMITATION, WE DISCLAIM ANY AND ALL WARRANTIES REGARDING THE SECURITY, RELIABILITY, TIMELINESS AND PERFORMANCE OF THE STANDARD PROGRAM, D.A.M. / NETCD PROGRAM AND DIGITAL PUBLISHING CHANNEL PROGRAM. WE MAKE NO WARRANTY, EXPRESS OR IMPLIED, THAT THE STANDARD PROGRAM, D.A.M. / NETCD PROGRAM AND DIGITAL PUBLISHING CHANNEL PROGRAM WILL BE UNINTERRUPTED, TIMELY OR ERROR-FREE. SOME JURISDICTIONS DO NOT ALLOW THE DISCLAIMER OF CERTAIN WARRANTIES, SO SOME OF THE ABOVE DISCLAIMER MAY NOT APPLY TO YOU.

4.10 WAIVER OF CERTAIN DAMAGES. EXCEPT FOR DAMAGES RELATED TO A BREACH OF THE SECTION TITLED "REPRESENTATIONS AND WARRANTIES," NEITHER YOU NOR US WILL BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL, STATUTORY OR INCIDENTAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT.

4.11 MODIFICATION OR AMENDMENT OF AGREEMENT. We reserve the right, in our sole discretion, to change, modify, add or remove all or part of this Agreement. Notice of any amendments and/or modifications shall be sent to you or posted in your Artist Admin Area at least three (3) days prior to their effective date. In the event that you do not consent to any such amendments and/or modifications, your sole recourse shall be to terminate this Agreement with respect to any or all Programs, as provided above. A copy of the most current version of this Agreement may be found at: http://www.mp3.com/newartist/agree.html.

4.12 MISCELLANEOUS. This Agreement sets forth the entire understanding and agreement of the parties as to this Agreement's subject matter and supersedes all prior proposals, discussions or agreements with respect to such subject matter. You agree not to resell, assign, otherwise transfer, or delegate your rights or obligations under the Agreement without our prior express written authorization. Notices or communications under this Agreement shall be sent by electronic mail or in writing and shall be deemed delivered upon receipt to the party to whom such communication is directed, at the following addresses: (a) if to us, such notices shall be addressed to legal@mp3.com, or 4790 Eastgate Mall, San Diego, CA 92121-1970 attention: Vice President, Legal Affairs and (b) if to you, such notices shall be addressed to the electronic or mailing address specified when you register for the Program. The Agreement shall be governed by and construed in accordance with, and all legal issues arising from or related to your use of, or participation in the Programs shall be determined by the laws of the State of California without regard to that State's conflict-of-law provisions. The State and Federal courts of California shall be the exclusive forum and venue to resolve any and all disputes arising out of or relating to the Agreement or to your use of, or participation in, the Programs. You consent to personal jurisdiction and venue in the appropriate state court in San Diego County, State of California or the United States District Court of Southern California. Our failure to exercise or enforce any right or provision of this Agreement shall not constitute a waiver of such right or provision. All headings in the Agreement are for convenience only and shall have no legal or contractual effect. You agree that we and you are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

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